DIRECTOR
POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Christine K. Kalla and Wendy C. Skjerven signing individually, the undersigneds true and lawful attorney in fact to

1. execute for and on behalf of the undersigned, a Form ID Application designating Kristi Lynn Gilbertson and Calie Marie Philopena as Account Administrators for the undersigneds EDGAR account and submit the same to the United States Securities and Exchange Commission;

2. execute for and on behalf of the undersigned, in the undersigneds capacity as a director of The Travelers Companies, Inc. the Company, Forms 3, 4 and 5 in accordance with Section 16a of the Securities Exchange Act of 1934 and the Sarbanes Oxley Act of
2002, as amended, and the rules thereunder;

3. execute for and on behalf of the undersigned, in the undersigneds capacity as a director of the Company, Form 144 in accordance with the Securities Act of 1933 and the rules thereunder;

4. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4, 5 and 144 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

5. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion.

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with the Securities Exchange Act of 1934, the Securities Act of 1933 and the Sarbanes Oxley Act of 2002.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of August, 2026.

Signature /s/Anthony M. Jabbour

Printed Name Anthony M. Jabbour

State of New York
County of Suffolk

The foregoing instrument was acknowledged before me by means of physical presence or online notarization, this 11th day of August, 2026 by Anthony M. Jabbour, who is either personally known to me, or who has produced satisfactory identification.

/s/Elizabeth A. Goldner
Notary Public			SEAL

Elizabeth A. Goldner
Printed Notary Name

My Commission Expires June 5, 2030